                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                             Somanetics Corporation
                       -----------------------------------
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ---------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

            ---------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

            ---------------------------------------------------
      (5)   Total fee paid:

            ---------------------------------------------------
[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------
      (3)   Filing Party:

            --------------------------------------------------
      (4)   Date Filed:

            --------------------------------------------------

DETROIT.1075333.11

                                [SOMANETICS LOGO]
                              1653 EAST MAPLE ROAD
                            TROY, MICHIGAN 48083-4208
                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 2005

To the Shareholders of Somanetics Corporation:

      THIS IS OUR NOTICE TO YOU that the annual meeting of shareholders of Somanetics Corporation will be held at the Troy Marriott, 200 W. Big Beaver Road, Troy, Michigan 48084, at 10:00 a.m. eastern standard time on Thursday, April 21, 2005 for the following purposes:

1. To select one director to serve until the 2008 annual meeting of shareholders and until his successor is elected and qualified.

2. To consider and act upon a proposal to approve the Somanetics Corporation 2005 Stock Incentive Plan, pursuant to which up to 600,000 common shares are reserved for issuance.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

      Only shareholders of record on February 22, 2005 will be entitled to notice of the meeting or any adjournment of the meeting and to vote at the meeting or any adjournment of the meeting.

      All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

      Your attention is called to the attached proxy statement and the accompanying proxy. A copy of our annual report for the fiscal year ended November 30, 2004 accompanies this notice.

                                          By order of the Board of Directors
                                          Bruce J. Barrett
                                          President and Chief Executive Officer
Troy, Michigan
March 4, 2005

                             SOMANETICS CORPORATION
                              1653 EAST MAPLE ROAD
                            TROY, MICHIGAN 48083-4208

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 21, 2005

GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Somanetics Corporation. The proxies are being solicited for use at the 2005 annual meeting of shareholders to be held at the Troy Marriott, 200 W. Big Beaver Road, Troy, Michigan 48084, at 10:00 a.m. eastern standard time on Thursday, April 21, 2005, and at any adjournment of that meeting. The 2005 annual meeting of shareholders is being held for the purposes described in the notice of annual meeting of shareholders on the prior page. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about March 4, 2005.

  Solicitation

      We will bear the entire cost of soliciting proxies in the enclosed form, including the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional information we furnish to shareholders. We may supplement our solicitation of proxies by mail with telephone, telegraph, facsimile, e-mail or personal solicitation by our directors, officers or other regular employees. We will not pay any additional compensation to our directors, officers or other regular employees for these services. We will request that brokers, nominees and other similar record holders forward soliciting material, and we will reimburse them upon request for their out-of-pocket expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS

  Voting Rights and Outstanding Shares

      Only shareholders of record at the close of business on February 22, 2005 will be entitled to notice of the annual meeting or any adjournment of the meeting and to vote at the annual meeting or any adjournment of the meeting. As of the close of business on February 22, 2005, we had 10,145,382 outstanding common shares, $0.01 par value, the only class of our stock outstanding and entitled to vote.

      Each common share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding common shares entitled to vote, or 5,072,692 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment of the meeting.

  Revocability of Proxies

      A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to our Secretary or by executing and delivering to our Secretary a later dated proxy. A shareholder's attendance at the meeting will not have the effect of revoking any proxy given by that shareholder unless the shareholder gives written notice of revocation to our Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention: Investor Relations Department.

      Valid proxies in the enclosed form that are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as director of the nominee listed below, and FOR the proposed approval of the Somanetics Corporation 2005 Stock Incentive Plan, pursuant to which up to 600,000 common shares are reserved for issuance.

  Principal Holders of Our Voting Securities

      The following table contains information with respect to the beneficial ownership of our common shares as of February 22, 2005 by each person known to us to beneficially own more than 5% of our common shares, our only outstanding class of voting shares:

                                                              PERCENTAGE OF
                                       AMOUNT AND NATURE OF   COMMON SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP     OWNED (1)
------------------------------------   --------------------   ------------------
Bruce J. Barrett....................      974,359   (2)              8.9%
1653 East Maple Road
Troy, Michigan  48083-4208

------------------------
(1)   Based on 10,145,382 common shares outstanding as of February 22, 2005.

(2) Includes 786,867 common shares that Mr. Barrett has the right to acquire within 60 days of February 22, 2005 and 187,492 common shares owned jointly with his wife.

                             I. ELECTION OF DIRECTOR

      Our Board of Directors proposes that the person named below as "nominee for election as one of our directors for a three-year term" be elected as one of our directors, to hold office until the annual meeting of shareholders to be held in 2008 and until his successor is elected and qualified. Dr. Ausman was last elected as a director at the 2002 annual meeting of shareholders on April 17, 2002. Effective on the date of the 2005 annual meeting of shareholders, the size of the Board of Directors will be reduced to four members. If a quorum is present, the nominee receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominee receives the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominee listed below unless the person giving the proxy withholds authority to vote for this nominee. The nominee listed below has consented to serve if elected. If the nominee is unable or declines to serve, which we do not expect to happen, the proxy holders intend to vote the proxies in accordance with their best judgment for another qualified person.

      The following information is furnished as of February 22, 2005 with respect to our nominee for election as one of our directors, with respect to each person whose term of office as one of our directors will continue after the meeting, with respect to one person whose term of office as one of our directors will not continue after the meeting, with respect to each of our executive officers who is named in the Summary Compensation Table below, and with respect to all of our directors and executive officers as a group:

                                                                             AMOUNT AND     PERCENTAGE
                                                                              NATURE OF        OF
                                               POSITION AND OFFICES         COMMON SHARES    COMMON       TERM
                         DIRECTOR               WITH US AND OTHER           BENEFICIALLY     SHARES        TO
         NAME             SINCE    AGE        PRINCIPAL OCCUPATION              OWNED       OWNED(1)     EXPIRE
-----------------------  --------  --   ----------------------------------  -------------   ----------   ------
                         NOMINEE FOR ELECTION AS ONE OF OUR DIRECTORS FOR A THREE-YEAR TERM

Dr. James I. Ausman....  6/94       67  Director, Somanetics, Professor        38,785  (2)         *       2008
                                        of Neurosurgery, University
                                        of Illinois at Chicago, Consultant
                                        for The Tiber Group, Editor
                                        of Surgical Neurology and
                                        Neurosurgeon Consultant

                                         DIRECTORS CONTINUING IN OFFICE

Daniel S. Follis......   4/89       67  Director, President of                 15,620  (3)         *       2006
                                        Verschuren & Follis, Inc. and
                                        President of Follis Corporation

Robert R. Henry........  12/98      64  Director and President of             333,200  (4)         3.3%    2006
                                        Robert R. Henry & Co., Inc.

Bruce J. Barrett.......  6/94       45  President, Chief Executive            974,359  (5)         8.9%    2007
                                        Officer and a Director

                                        DIRECTOR NOT CONTINUING IN OFFICE

Joe B. Wolfe...........  11/01      62  Director, Capital Markets of           23,500  (6)         *       2005
                                        Westminster Securities Corporation

                            OTHER EXECUTIVE OFFICERS

Richard S. Scheuing...........................................    135,334 (7)       1.3%
Dominic J. Spadafore..........................................     81,167 (8)       *
Mary Ann Victor...............................................    139,167 (9)       1.4%
Pamela A. Winters.............................................    173,417 (10)      1.7%
All directors and executive officers as a group (11 persons)..  2,159,439 (11)     18.4%

--------------
* Less than 1%

(1)   Based on 10,145,382 common shares outstanding as of February 22, 2005.

(2) Includes 26,011 common shares that Dr. Ausman has the right to acquire within 60 days of February 22, 2005, 9,744 common shares owned jointly with his wife, and 3,030 shares held in an individual retirement account over which Dr. Ausman exercises sole voting and investment control.

(3) Includes 3,500 common shares that Mr. Follis has the right to acquire within 60 days of February 22, 2005. The 15,620 common shares shown above as beneficially owned by Mr. Follis include 2,820 common shares owned by The Infinity Fund, a limited partnership in which Mr. Follis is a 6.068% limited partner and a 50% general partner and which is administered by Verschuren & Follis, Inc., a corporation in which Mr. Follis is a 50% shareholder, a director and the President.

(4) Includes 16,500 common shares that Mr. Henry has the right to acquire within 60 days of February 22, 2005.

(5) Includes 786,867 common shares that Mr. Barrett has the right to acquire within 60 days of February 22, 2005 and 187,492 common shares owned jointly with his wife.

(6) Includes 23,500 common shares that Mr. Wolfe has the right to acquire within 60 days of February 22, 2005.

(7) Includes 135,334 common shares that Mr. Scheuing has the right to acquire within 60 days of February 22, 2005.

(8) Includes 78,667 common shares that Mr. Spadafore has the right to acquire within 60 days of February 22, 2005 and 2,500 common shares that Mr. Spadafore owns jointly with his spouse.

(9) Includes 134,067 common shares that Ms. Victor has the right to acquire within 60 days of February 22, 2005, 2,000 common shares held by Ms. Victor's husband and 3,100 common shares held by Ms. Victor's husband jointly with his mother.

(10) Includes 173,417 common shares that Ms. Winters has the right to acquire within 60 days of February 22, 2005.

(11) Includes 1,615,893 common shares that all executive officers and directors as a group have the right to acquire within 60 days of February 22, 2005.

BIOGRAPHICAL INFORMATION

      The following is a brief account of the business experience during the past five years of the nominee for our Board of Directors and of each of our directors whose term of office will continue after the meeting:

      James I. Ausman, M.D., Ph.D. Dr. Ausman has served as one of our directors since June 1994. Since July 2002, he has served as a consultant for The Tiber Group, a healthcare strategic planning and market research company, and since March 2001 has been a neurosurgeon consultant. He has been Professor of the Department of Neurosurgery at the University of Illinois at Chicago since 1991 and served as its head from 1991 until September 2001. From September 1978 until July 1991, he was Chairman of the Department of Neurosurgery at Henry Ford Hospital in Detroit. From December 1987 until July 1991, he served as Director of the Henry Ford Neurosurgical Institute, also at Henry Ford Hospital. In addition, he was Clinical Professor of Surgery, Section of Neurosurgery at the University of Michigan in Ann Arbor from 1980 until 1991. Dr. Ausman received a B.S. degree in chemistry and biology from Tufts

University, a Doctorate of Medicine from Johns Hopkins University School of Medicine, a Masters of Arts in Physiology from the State University of New York at Buffalo, and a Ph.D. in Pharmacology from George Washington University. He has also received graduate training in neurosurgery at the University of Minnesota and has obtained board certification from the American Board of Neurological Surgery. He is now a Visiting Professor of Neurosurgery at the University of California at Los Angeles and editor of Surgical Neurology. He serves as the medical expert for KMIR 6 TV in Palm Desert, California.

      Daniel S. Follis. Mr. Follis has served as one of our directors since April 1989. Since 1981, he has served as President of Verschuren & Follis, Inc., which advises and administers The Infinity Fund, a limited partnership that invests in emerging growth companies. Since 1995 he has also served as President of Follis Corporation, a sales and marketing company engaged in media sales, television production, serving as a manufacturer's representative and investment management. Mr. Follis received a B.A. degree in business from Michigan State University.

      Robert R. Henry. Mr. Henry has served as one of our directors since December 1998. He has been President of Robert R. Henry & Co., Inc., a financial consulting and investment firm, since 1989. Mr. Henry has been an advisory director of Morgan Stanley since 1989, and from 1977 through 1989 was a managing director of Morgan Stanley. He received an M.B.A. from Harvard Business School and a B.A. from Williams College.

      Bruce J. Barrett. Mr. Barrett has served as our President and Chief Executive Officer and as one of our directors since June 1994. Earlier in his career, Mr. Barrett served, from June 1993 until May 1994, as the Director, Hospital Products Division for Abbott Laboratories, Ltd., a health care equipment manufacturer and distributor, and from September 1989 until May 1993, as the Director, Sales and Marketing for Abbott Critical Care Systems, a division of Abbott Laboratories, Inc., a health care equipment manufacturer and distributor. While at Abbott Critical Care Systems, Mr. Barrett managed Abbott's invasive oximetry products for approximately four years. From September 1981 until June 1987, he served as the group product manager of hemodynamic monitoring products of Baxter Edwards Critical Care, an affiliate of Baxter International, Inc., another health care equipment manufacturer and distributor. Mr. Barrett received a B.S. degree in marketing from Indiana State University and an M.B.A. degree from Arizona State University. Mr. Barrett is a party to an employment agreement with us that requires us to elect him to the offices he currently holds.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended November 30, 2004, our Board of Directors held four meetings. Our Board of Directors has determined that each of Messrs. Follis and Henry and Dr. Ausman are independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

  Audit Committee

      Our Board of Directors has established a separately-designated, standing Audit Committee that consists of three directors and is established for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. Robert R. Henry (Chairman), James I. Ausman, M.D., Ph.D., and Daniel
S. Follis are the current members of this committee. Each of the members of our Audit Committee is independent as independence for audit committee members is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented. The Audit Committee:

      - is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, including responsibility for the resolution of disagreements between management and the auditor regarding financial reporting; each such registered public accounting firm must report directly to the Audit Committee;

      - ensures that before the independent accountant is engaged by us to render audit or non-audit services, the engagement is approved by the Audit Committee or the engagement to render the service is entered into pursuant to pre-approval policies and procedures established by the Audit Committee; this pre-approval authority may be delegated to one or more members of the Audit Committee;

      - takes, or recommends that the full board takes, appropriate action to oversee the independence of our independent accountants;

      - oversees our independent accountants' relationship by discussing with our independent accountants the nature, scope and rigor of the audit process, receiving and reviewing audit and other reports from the independent accountants and providing our independent accountants with full access to the committee and the board to report on any and all appropriate matters;

      - reviews and discusses the audited financial statements and the matters required to be discussed by SAS 61 with management and the independent accountants, including discussions concerning the independent accountant's judgments about the quality of our accounting principles, applications and practices as applied in our financial reporting;

      - recommends to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;

      - reviews with management and the independent accountants the quarterly financial information before we file our Form 10-Qs; this review is performed by the committee or its chairperson;

      - discusses with management and the independent accountants the quality and adequacy of our internal controls;

      - establishes procedures for (1) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and (2) confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

      - reviews related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and approves all such transactions;

      - discusses with management the status of pending litigation as it pertains to the financial statements and disclosure and other areas of oversight as the committee deems appropriate; and

      -     reports committee activities to the full board.

During the fiscal year ended November 30, 2004, our Audit Committee held seven meetings. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to our proxy statement in connection with the 2004 annual meeting of shareholders.

  Audit Committee Financial Expert

      Our Board of Directors has determined that we have an Audit Committee financial expert, as defined by the Securities and Exchange Commission, serving on our Audit Committee. Robert R. Henry is our Audit Committee financial expert, and he is independent as independence for audit committee members is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented. Mr. Henry's experience that qualifies him as our Audit Committee financial expert includes investment banking experience serving as managing director of Morgan Stanley from 1977 to 1989, corporate securities underwriting experience with Morgan Stanley from 1965 to 1977 and an M.B.A. from Harvard Business School in 1964. See "Biographical Information."

  Audit Committee Report

      Our Audit Committee has:

      - reviewed and discussed our audited financial statements for the fiscal year ended November 30, 2004 with our management;

      - discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;

      - received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

      - discussed with our independent accountants our independent accountants' independence.

Based on the review and discussions described above in this paragraph, our Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended November 30, 2004 be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004 for filing with the Securities and Exchange Commission.

      Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

                                        By the Audit Committee
                                        Robert R. Henry, Chairman
                                        James I. Ausman, M.D., Ph.D.
                                        Daniel S. Follis

  Compensation Committee

      Our Board of Directors has a standing Compensation Committee which consists of three directors. Daniel S. Follis (Chairman), James I. Ausman, M.D., Ph.D. and Robert R. Henry are the current members of this committee. Each of the members of our Compensation Committee is independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation arrangements and plans for senior management, officers and directors of the Company and administers the Company's 1991 Incentive Stock Option Plan and 1997 Stock Option Plan, and, if approved by shareholders, the 2005 Stock Incentive Plan. During the fiscal year ended November 30, 2004, the Compensation Committee held four meetings.

  Nominating Committee

      Our Board of Directors has a standing Nominating Committee which consists of three directors. James I. Ausman, M.D., Ph.D. (Chairman), Robert R. Henry and Daniel S. Follis are the current members of this committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board's selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies. During the fiscal year ended November 30, 2004, the Nominating Committee held two meetings.

      Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which was attached as an appendix to our proxy statement in connection with the 2004 annual meeting of shareholders and is also available to shareholders on our website, at http://www.somanetics.com. Each of the members of our Nominating Committee is independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

      The Nominating Committee's policy is to consider any director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to our Secretary, at Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208. To be timely, the notice must be received at our offices at least 120 days before the anniversary of the mailing of our proxy statement relating to the previous annual meeting of shareholders. The notice must set forth:

      -     with respect to the director candidate,

            - the candidate's name, age, business address and residence address,

            -     the candidate's principal occupation or employment,

            - the number of our common shares beneficially owned by the candidate,

            - information with respect to the candidate's independence, as defined under Nasdaq's listing standards for independent directors in general and with respect to Audit Committee members,

            - information with respect to other boards on which the candidate serves,

            - information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the shareholder giving the notice, and

            - any other information relating to the candidate that we would be required to disclose in our proxy statement if we were to solicit proxies for the election of the candidate as one of our directors or that is otherwise required under Securities and Exchange Commission rules, including the candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and

      -     with respect to the shareholder giving the notice,

            - the name and address of the shareholder as they appear on our stock transfer records, and

            - the number of our common shares beneficially owned by the shareholder (and the period they have been held).

The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nominating Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee and our then current needs, although the committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. Historically, nominees have been existing directors or business associates of our directors or officers.

CODE OF BUSINESS CONDUCT AND ETHICS

      We adopted a Code of Business Conduct and Ethics on December 12, 2003 that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

      - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make;

      -     Compliance with applicable governmental laws, rules and regulations;

      - The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

      -     Accountability for adherence to the code.

      This Code of Business Conduct and Ethics is attached to our Annual Report on Form 10-K for the fiscal year ended November 30, 2003 as Exhibit 14.1. We have also posted it on our Web site at http://www.somanetics.com. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests for a copy of our Code of Business Conduct and Ethics should be made to our Secretary at Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.somanetics.com within five business days following the date of the amendment or waiver.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

      Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Nominating Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the Board of Directors, its Nominating Committee or its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Nominating Committee, its Audit Committee or specific directors, at our principal executive offices at 1653 East Maple Road, Troy, Michigan 48083-4208, or by e-mail to directors01@somanetics.com. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate directors.

      We encourage all of our directors to attend the annual meeting of shareholders, if possible. All four of our continuing directors attended the 2004 annual meeting of shareholders.

EXECUTIVE COMPENSATION

  Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended November 30, 2004, 2003 and 2002 concerning compensation of (1) all individuals serving as our Chief Executive Officer during the fiscal year ended November 30, 2004, and (2) our four most highly-compensated other executive officers in fiscal 2004 who were serving as executive officers as of November 30, 2004 and whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                                                          AWARDS
                                                                       ------------
                                               ANNUAL COMPENSATION      SECURITIES       ALL OTHER
                                              ---------------------     UNDERLYING     COMPENSATION
     NAME AND PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)     OPTIONS(#)        ($) (2)
     ----------------------------    -----    ---------    --------    ------------    ------------
Bruce J. Barrett, President.....      2004      238,415     184,653               0          11,374
     and Chief Executive Officer      2003      225,500     103,253         132,000           3,174
                                      2002      164,750           0         100,000             -0-

Richard S. Scheuing, Vice.......      2004      114,811      49,162               0           6,574
     President, Research and          2003      111,100      19,002          56,000             -0-
     Development                      2002      110,000           0          10,000             -0-

Dominic J. Spadafore, Vice......      2004      133,486     100,570               0           9,778
     President of Sales and           2003      130,866      64,553          36,000           1,578
     Marketing (1)                    2002       43,333      23,333         100,000             -0-

Mary Ann Victor, Vice President       2004      111,384      57,861               0           7,689
     of Communications and            2003      106,400      29,005          56,000             897
     Administration and Secretary     2002       95,875           0          60,000             -0-

Pamela A. Winters, Vice.........      2004      114,811      49,461               0           7,621
     President of Operations          2003      111,100      26,562          50,000             948
                                      2002      100,625           0          60,000             -0-

---------------
(1) Mr. Spadafore became one of our executive officers on August 1, 2002. The Compensation shown in the table for fiscal 2002 is compensation paid to him in all capacities in fiscal 2002.

(2) Amounts for 2004 include (a) the following matching contributions paid by us into our 401(k) plan on behalf of the following persons: $8,200 for Mr. Barrett, $6,574 for Mr. Scheuing, $8,200 for Mr. Spadafore, $6,792 for Ms. Victor, and $6,586 for Ms. Winters, and (b) the following premiums paid for additional disability insurance for the following persons: $3,174 for Mr. Barrett, $1,578 for Mr. Spadafore, $897 for Ms. Victor, and $1,035 for Ms. Winters.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table sets forth information concerning each exercise of stock options during the fiscal year ended November 30, 2004 by each of the executive officers named in the

Summary Compensation Table above and the value of unexercised options held by them as of November 30, 2004:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                            SHARES                      OPTIONS AT FY-END (#)              AT FY-END ($)
                         ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                     EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -------------  ------------   -----------   -------------   -----------   -------------
Bruce J. Barrett......       37,932        79,244       786,867          121,333      7,723,970     1,243,450
Richard S. Scheuing...       26,175       202,921       135,334           40,666      1,365,294       409,386
Dominic J. Spadafore..            0             0        78,667           57,333        891,884       625,756
Mary Ann Victor.......       22,000       240,460       134,067           57,333      1,388,085       591,557
Pamela A. Winters.....       19,200       202,671       173,417           53,333      1,735,673       551,597

"Value Realized" represents the fair value of the underlying securities on the exercise date, based on the closing sale price on the previous date, minus the aggregate exercise price of the options.

  Compensation of Directors

      We refer to our directors who are not our officers or employees as Outside Directors. Our Outside Directors receive $1,000 for each Board meeting attended in person, $250 for each telephonic Board meeting attended, and $250 for each Board committee meeting attended on a date other than the date of a Board meeting. We also reimburse Outside Directors for their reasonable expenses of attending Board and Board committee meetings. In addition, our Board of Directors has determined to grant Outside Directors who continue to serve as our directors after each annual meeting of shareholders, 10-year options to purchase 3,500 common shares each year on the date of the annual meeting of shareholders, exercisable at the fair market value of the common shares on the date of grant.

  Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Bruce J. Barrett. As of May 13, 1994, we entered into an employment agreement with Bruce J. Barrett, pursuant to which, as amended, he is employed as President and Chief Executive Officer, or in such other position as the Board of Directors determines, for a period ending April 30, 2006. Mr. Barrett's annual salary is currently $246,232, which may be increased by the Board of Directors. Mr. Barrett is also entitled to participate in any bonus plan established by the Compensation Committee of the Board of Directors. We adopted a bonus plan for fiscal 2004 and for fiscal 2005 that covers officers. Mr. Barrett is entitled to various fringe benefits under the agreement, including 12 months of compensation and six months of benefits if his employment under the agreement is terminated without cause or if the agreement expires without being renewed. Mr. Barrett has agreed not to compete with us during specified periods following the termination of his employment.

      Dominic J. Spadafore. As of August 1, 2002, we entered into an employment agreement with Dominic J. Spadafore, pursuant to which he is employed as Vice President of Sales and Marketing, or in such other position as the Board of Directors determines, for a period ending upon his death, termination by us upon his disability or with or without cause or termination by

Mr. Spadafore. Mr. Spadafore's annual salary is currently $135,252, which may be increased by the Board of Directors. Mr. Spadafore is also entitled to participate in commission incentive plans, and during the first year of his employment, he was entitled to receive minimum incentive compensation of $70,000 payable monthly in arrears. Mr. Spadafore also received an option to purchase 100,000 common shares as an inducement essential to his entering into the employment agreement.

      Mr. Spadafore is entitled to various fringe benefits under the agreement. If we terminate (or our successor terminates) Mr. Spadafore's employment under the agreement without cause within 90 days before, or one year after, a change in control, he is entitled to 12 months of his salary, unless (1) the successor is bound by and performs the employment agreement, (2) the successor offers Mr. Spadafore employment on the same terms and conditions without any substantial decrease in salary without his consent, or (3) Mr. Spadafore accepts employment with the successor. Mr. Spadafore has agreed not to compete with us and not to solicit our employees during specified periods following the termination of his employment, and he has agreed to various confidentiality obligations.

      Stock Option Terms. All options granted under our stock option plans through February 22, 2005, that are not already 100% exercisable immediately, including options granted to Messrs. Barrett, Scheuing and Spadafore, Ms. Victor and Ms. Winters, become 100% exercisable immediately ten days before or upon specified changes in control of the Company.

  Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended November 30, 2004, James I. Ausman, M.D., Ph.D., Daniel S. Follis (Chairman) and Robert R. Henry, served as the members of our Compensation Committee. None of the members of our Compensation Committee was, during the fiscal year ended November 30, 2004, one of our officers or employees, or one of our former officers. None of the committee members had any relationship with us requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related-party transactions.

  Board Compensation Committee Report on Executive Compensation

      General. The Compensation Committee's overall compensation policy applicable to our executive officers is to provide a compensation package intended to attract and retain qualified executives and to provide them with incentives to achieve our goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, equity incentives, a 401(k) plan, and employment agreements and miscellaneous personal benefits.

      Salaries. The Compensation Committee's policy is to provide salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Compensation Committee consults other members of the Board, but generally relies to a significant extent on Mr. Barrett's recommendations as our Chief Executive Officer. The Compensation Committee also considers its members' knowledge of salaries paid by companies of comparable size in the electronics and medical electronics industry (including some companies included in the industry index used by us in our performance graph below), individual performance, the executive's position, our financial resources, performance and prospects and the salaries of our other officers and employees. Salaries for fiscal 2004 were determined based on a subjective evaluation of the factors described above, without giving any specific priority or weighting to any of the factors, and included salary increases ranging from 2% to approximately 9%, based primarily on Mr. Barrett's recommendations, individual performance, and our first full year of profitability in fiscal 2003.

      Bonuses. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving our goals. In addition, the Compensation Committee's policy is to consider discretionary bonuses, determined near the end of the fiscal year, to compensate executive officers for performance or achievements during the fiscal year not covered by bonuses paid earlier in the year.

      For fiscal 2004, we adopted the 2004 Incentive Compensation Plan for all non-commissioned officers and non-commissioned, full-time, salaried employees. Half of the potential bonuses under the plan were based on our revenues, determined quarterly ("Plan A"). The quarterly bonus equalled (1) the percentage of our year-to-date revenues compared to budgeted revenues, (2) multiplied by a factor, (3) multiplied by the employee's salary, (4) multiplied by a "pay-out rate", and (5) multiplied by .125 (i.e., one-half of the potential bonus, divided among the four quarters). No bonus was payable for revenues less than 85% of budgeted revenues, and the formula required an improvement in revenues for every quarter. The factors ranged from .50 for revenues from 85% to 90% of budget to 1.00 for revenues in excess of 100% of budget. Pay-out rates ranged from 10% to 50%, depending on the employee, and were 50%, 25%, 35% and 30% for Messrs. Barrett and Scheuing, Ms. Victor and Ms. Winters, respectively. Mr. Spadafore participated in a sales commission incentive program.

      The other half of the bonuses under the plan was based on pre-defined objectives for each employee ("Plan B"). This half of the bonus equaled (1) the percentage of objectives achieved, (2) multiplied by the employee's salary, (3) multiplied by the "pay-out rate", (4) multiplied by .5 (i.e., half of the total potential bonus), (5) multiplied by our percentage of our revenues compared to budgeted revenues, and (6) multiplied by the percentage of our net income compared to budgeted net income. This formula required improvements in sales and in net income. The Compensation Committee retained discretion to increase or decrease performance bonuses. In fiscal 2004, we met 102%, 101%, 103% and 102.7% of our cumulative revenue targets in the first, second, third and fourth quarters, respectively, and met 138% of our net income target in fiscal 2004, and, therefore, paid bonuses under Plan A and Plan B aggregating $544,413.86.

      Equity Incentives. The Compensation Committee's policy has been to award stock options to each of our officers, employees and directors in amounts reflecting their position and ability to influence our overall performance, determined based on the Committee's subjective judgment after reviewing the number of options previously granted to such person, the number of options granted to persons in similar positions both at Somanetics and at other companies deemed comparable to us (based on the members' knowledge of options granted by other companies), the number of options remaining available for grant and management's recommendations.

      The Compensation Committee's policy has been to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. In addition, the Committee's policy has been to grant options that vest over a specific period to provide the executive with an incentive to remain with us. Generally, options granted to our executives vest in three equal annual installments beginning one year after the date of grant. The Committee's policy has also been to provide new executives with options to attract them to us based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to our other executives.

      Because of changes in our stock price, options already granted to our executive officers and impending changes in accounting for stock options, the Compensation Committee did not grant any stock options to executive officers in fiscal 2004, although it did grant options to directors and ten new employees. The Compensation Committee has proposed a new 2005 Stock Incentive Plan for shareholder approval, described in more detail in Part II of this proxy statement. The new plan would permit awards of stock options, restricted stock and restricted stock units.

      The Compensation Committee expects that if the new plan is approved by shareholders, the number and type of equity incentive awarded under the plan to executives will be determined based on the same factors described above used by the Compensation Committee in connection with previous stock option grants, management's recommendations and the Compensation Committee's subjective judgment primarily after reviewing the previous awards of equity incentives to such executives and their ownership of Common Shares. The Compensation Committee believes that it will likely award restricted stock to executive officers, but reserves the right to use any of the equity incentive features of the new plan, if it is approved by shareholders.

      The purposes of the new plan are (1) to align the interests of our shareholders and recipients of awards by increasing the recipients' proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and our shareholders.

      Generally, the Compensation Committee reserves the right to pay compensation to our executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. Equity incentives granted to executives are subject to limits on permitted federal income tax deductions related to those equity incentives, including under current treasury regulations concerning the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee believes that such awards are more important to us than the potential loss of related compensation deductions relating to those equity incentives, especially in light of our net operating loss carryforwards and the non-cash nature of deductions available relating to some of these equity incentives.

      401(k) Plan. We have adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings. Participants may defer specified portions of their compensation and (1) we match 200% of employee contributions up to a contribution by us equal to 4% of the employee's compensation and (2) we may, but are not required to, make additional discretionary contributions. The amount of additional discretionary contributions are based on the Committee's subjective judgment of what is appropriate, after reviewing management's recommendation. As a result of the matching contribution implemented in 2004 to reward employees for their collective efforts in making us profitable, the Committee recommended that we not make an additional discretionary contribution to the 401(k) plan for fiscal 2004.

      Employment Agreements and Miscellaneous Personal Benefits. The Compensation Committee's policy has been to have employment agreements with Messrs. Barrett and Spadafore to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. These benefits are intended to permit these executive officers to focus their attention on performing their duties to us, rather than on the security of their employment, and to provide such officers with benefits deemed by the Compensation Committee to be suitable for their offices. The Compensation Committee's policy, however, is that personal benefits (other than severance pay) should not exceed 10% of the executive's salary and bonus for the year.

      Fiscal 2004 Compensation Decisions Concerning CEO. In August 2003, the Compensation Committee recommended that Mr. Barrett's salary be increased approximately 4% to $234,507 effective December 1, 2003, and in August 2004, the Compensation Committee recommended that Mr. Barrett's salary be increased approximately 5% effective August 1, 2004. As described in "Salaries", the amount of the recommended salary for Mr. Barrett was based primarily on the Committee's subjective evaluation of Mr. Barrett's recommendation, its members' consultation with other directors, its members' knowledge of salaries paid by companies of comparable size in the electronics and medical electronics industries, Mr. Barrett's performance in fiscal 2003 and 2004 and his position with us, our financial resources, performance and prospects, including our first full year of profitability in fiscal 2003 and our performance in fiscal 2004, and the salaries of our other officers and employees.

      In December 2003, the Committee recommended the approval of the 2004 Incentive Compensation Plan, and in March 2004, November 2004 and December 2004, the Committee recommended paying the Plan A and Plan B portions of the bonus under that plan, including $63,220 to Mr. Barrett under Plan A, based on our sales in fiscal 2004 and $121,433 under Plan B, based on our sales and net income in fiscal 2004 and Mr. Barrett's achievement of individual objectives in fiscal 2004. The Committee recommended adoption of the bonus plan as a means to compensate executive officers for achieving our goals, specifically our sales, profitability and individual officer goals pursuant to the formula contained in the plan and described above. In February 2005, the Committee recommended that no additional bonuses be paid to our executive officers for fiscal 2004, primarily as a result of the bonuses paid under the plan.

      Because of changes in our stock price, options already granted to our executive officers and impending changes in accounting for stock options, the Compensation Committee did not grant any stock options to executive officers in fiscal 2004.

      In August 2004, the Committee recommended an amendment to our 401(k) plan to add a matching contribution to reward employees for their collective efforts in making us profitable. In February 2005, the Committee recommended that no additional discretionary contribution be made to the 401(k) plan for fiscal 2004 as a result of the matching contribution added to the 401(k) plan in fiscal 2004.

                                             By the Compensation Committee

                                             Dr. James I. Ausman
                                             Daniel S. Follis
                                             Robert R. Henry

  Performance Graph

      The following line graph compares for the fiscal years ended November 30, 2000, 2001, 2002, 2003 and 2004 (1) the yearly percentage change in our cumulative total shareholder return (i.e., the change in share price divided by the initial share price, expressed as the resulting value of a $100 investment; we have not paid cash dividends) on our Common Shares, with (2) the cumulative total return of The Standard & Poor's SmallCap 600 Index and with (3) the cumulative total return on the Nasdaq Medical Devices Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                          AMONG SOMANETICS CORPORATION,
                    STANDARD & POOR'S SMALLCAP 600 INDEX AND
                         NASDAQ MEDICAL DEVICES INDEX**

                              [PERFORMANCE GRAPH]

                                                     1999       2000       2001       2002       2003       2004
                                                     ----       ----       ----       ----       ----       ----
Somanetics Corporation...........................   100.00     143.18     280.00     146.91     568.73   1,009.45
Standard & Poor's SmallCap 600 Index.............   100.00     107.72     120.73     113.88     150.07     183.29
Nasdaq Medical Devices Index.....................   100.00     104.94     105.03      92.47     133.70     154.54

Assumes $100 invested on November 30, 1999 in Somanetics Corporation Common Shares, The Standard & Poor's SmallCap 600 Index and the Nasdaq Medical Devices Index.

--------------
*Total return assumes reinvestment of dividends.

**Fiscal Year ending November 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to fiscal 2004, or written representations that no Forms 5 were required, we believe that during the fiscal year ended November 30, 2004 all
Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with.

               II. PROPOSAL TO APPROVE THE SOMANETICS CORPORATION
                            2005 STOCK INCENTIVE PLAN

      We are asking our shareholders to approve the Somanetics Corporation 2005 Stock Incentive Plan (the "Plan"). In order to attract and retain officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, the Board of Directors has adopted the Plan, subject to the approval of our shareholders.

GENERAL

      The purposes of the Plan are (1) to align the interests of our shareholders and recipients of awards by increasing the recipients' proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

      The Plan permits us to grant stock options, including both nonqualified options and incentive options, restricted stock and restricted stock units ("RSUs") to officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries.

      Persons deemed to be our affiliates, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, us, must resell securities acquired under the Plan pursuant to a registration statement under the Securities Act of 1933 and the related rules and regulations, Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

      We are the issuer of the securities offered pursuant to the Plan. The common shares, par value $0.01 per share, we issue under the Plan may be either our authorized and unissued or reacquired common shares. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

      As of February 22, 2005, the closing sales price of our common shares was $14.09.

APPROVAL OF THE PLAN

      Shareholder approval of the Plan requires the approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. We do not intend to place the proposed Plan into effect unless approval is obtained at the meeting, and such approval is sought, in part, to exempt the awards of equity incentives under the Plan from the provisions of Section 162(m) of the Internal Revenue Code of 1986 and in order to comply with the shareholder approval requirements for securities traded on the Nasdaq SmallCap Market.

      The following is a summary of the Plan, which is qualified in its entirety by reference to the full text of the Plan, which is set forth on Exhibit A to this Proxy Statement.

ADMINISTRATION; PLAN PARTICIPANTS

      The Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors or the Board of Directors itself (the "Committee") will administer the Plan. The Plan authorizes the Committee to interpret the Plan, to make rules relating to the Plan, and to make all other determinations that the Committee believes are necessary to administer the Plan. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to administer the Plan to our chief executive officer or any other of our executive officers. The persons administering the Plan are entitled to indemnification and reimbursement by us in respect of claims, loss, damage or expense to the full extent permitted by law, except as otherwise may be provided under our Articles of Incorporation or bylaws, and under directors' and officers' liability insurance.

      Officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries are eligible to participate in the Plan. Approximately seven officers, 29 other employees, four non-employee directors, and two consultants and advisors are currently eligible to participate in our existing equity incentive plans, most of whom have been granted stock options under our plans or independent of our plans. The Committee, in its discretion, will choose participants in the Plan from and among those officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries. No determination has yet been made with respect to participants in the Plan. The Committee will select the participants to be granted awards and determine the type and terms and conditions of awards.

AMENDMENT OR TERMINATION OF THE PLAN

      The Plan may be terminated at any time by our Board of Directors. Unless sooner terminated, the Plan will terminate ten years after it was adopted by our Board of Directors. No awards may be granted after termination of the Plan, but termination of the Plan will not affect the validity of any award outstanding on the date of termination.

      The Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Internal Revenue Code. No amendment may impair any award which has been granted under the Plan without the consent of the holder.

MAXIMUM AWARDS

      Awards may be granted for a maximum of 600,000 common shares. Any shares subject to any award granted under the Plan that are forfeited or not delivered due to the termination of such award or the settlement of such award in cash, and any shares that are delivered to us by a participant or withheld from delivery to a participant for purposes of paying the exercise price or tax withholding obligations with respect to an award granted under the Plan will become available for future awards under the Plan. To the extent necessary for an award to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as discussed below, the maximum number of shares subject to options granted to any individual during any calendar year may not exceed 300,000 shares. The total fair market value (determined at the time an incentive option is granted) of shares for which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000.

      The Committee will appropriately adjust the number of shares which may be made the subject of new awards or are then subject to outstanding awards, the option price of each outstanding stock option, and the aggregate number of shares available at any time under the Plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event.

AWARDS

      Awards granted under the Plan will be evidenced by a written agreement between us and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. The Committee may grant a participant one or more of the following awards or any combination of them.

  Stock Options.

      The Committee may grant either incentive options meeting the definition of incentive stock option under Section 422 of the Internal Revenue Code of 1986, or nonqualified options not meeting that definition, or any combination of incentive and nonqualified options. The exercise price for options may not be less than 100% (110% in the case of an incentive option granted to a participant owning more than 10% of our voting shares) of the fair market value of our common shares on the grant date. Incentive options may only be granted to our employees or employees of any of our subsidiaries in which we own directly or indirectly 50% or more of the combined voting power of all classes of its stock.

      Incentive options are generally nontransferable by a participant other than by will or the laws of descent and distribution and stock options will be exercisable, during the lifetime of the participant, only by the participant. However, the Committee may allow in an award agreement for the transfer of a nonqualified option.

      The Committee will determine the conditions to the exercisability of each option and the terms relating to the exercise or cancellation of an option upon a termination of employment or service. Each option will be exercisable for no more than ten years after its date of grant, except that an incentive option granted to a participant owning more than 10% of our voting shares will be exercisable for no more than five years after its date of grant.

      Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

      The Committee will not amend or replace previously granted options in a transaction that constitutes a "repricing" under the Nasdaq Stock Market Marketplace Rules without the approval of our shareholders.

  Restricted Stock Awards and RSUs.

      The Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same award. An award of restricted stock or RSUs will be subject to the participant's continued employment or service during the restriction period. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but the Committee may allow a participant to receive dividend equivalents on such units.

      At the expiration of the restriction period, (1) with respect to restricted stock, we will reissue stock certificates to the participant or the legal representative of the participant's estate without a legend, and (2) with respect to RSUs, we will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. The amount paid with respect to an RSU may be paid in cash, common shares (including restricted stock), or any combination, and may be paid currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent. All of the terms relating to the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award or RSU upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

CHANGE IN CONTROL

      For purposes of the Plan, we would undergo a change in control in the event of certain acquisitions of 40% or more of our common shares, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of our assets (unless, among other conditions, our shareholders receive 60% or more of the stock of the surviving company) or the consummation of our liquidation or dissolution. Unless otherwise specified in the agreement relating to an award, in the Committee's discretion, either (1) (a) each restricted stock award and RSU and performance share award will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the highest price paid to our shareholders in connection with the change in control, or the fair market value per common share on the date of the change in control, whichever is greater, and (b) each outstanding option will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the excess, if any, of the amount determined as described in clause (a) over the applicable exercise price of the option, or (2) all restricted stock and RSUs will become fully vested, all outstanding options will become fully exercisable and an appropriate number of shares, if any, received by our shareholders in any such transaction will be substituted for our common shares subject to outstanding options and other awards, and an appropriate adjustment will be made to any applicable exercise price.

FEDERAL INCOME TAX CONSEQUENCES

      The rules governing the tax treatment of stock options, restricted stock awards and RSUs are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Also, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

  Stock Options.

      Incentive options granted pursuant to the Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of the shares to such participant or within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option (except for purposes of the alternative minimum tax upon the exercise of such option), and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the grant of such incentive options or the transfer of shares upon their exercise.

      If incentive option shares are disposed of prior to the expiration of these time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (1) the excess of the market value of the shares on the date of exercise over the option price, or (2) the gain recognized on such disposition. In general, this amount will be deductible by us for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

      A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the excess of the fair market value of the shares on the date of exercise over the exercise price. In general, this amount will be deductible by us in the same year, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

  Restricted Stock Awards.

      A participant who is granted a restricted stock award under the Plan is not required to include the value of the shares subject to such award in ordinary income until the first time the participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless the participant timely files an election under Section 83(b) of the Internal Revenue Code of 1986 to be taxed on the receipt of the shares. In either case, the amount of income will equal the fair market value of the shares at the time the income is recognized. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements.

  RSUs.

      A participant who is granted an RSU will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the amount of any cash received and the fair market value of any shares transferred to the participant upon the vesting of such award. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements.

  Section 162(m).

      Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to the following employees in a taxable year to the extent such compensation exceeds $1 million: our chief executive officer and our four highest compensated executive officers (other than our chief executive officer). Compensation attributable to awards under the Plan to a covered employee, alone or when combined with other types of compensation received by the covered employee from us, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called "performance-based compensation," are disregarded for purposes of the deduction limitation.

  Withholding Payments.

      If, upon the grant, release of restrictions or settlement of or in respect of an award, or upon any other event or transaction under or relating to the Plan, we must pay amounts for federal income or employment tax withholding, the Committee will determine whether we appropriately reduce the amount of stock, cash or other property to be paid to the participant or whether the participant must pay such amount to us to enable us to pay or to reimburse us for paying such income or employment tax withholding. We may permit withholding taxes to be paid by the participant in cash, by delivery of previously owned common shares, by withholding common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

      Compensation attributable to stock options having an exercise price not less than the fair market value of our common shares on the grant date may qualify as performance-based compensation under the Plan.

  Section 409A

      A new provision, Section 409A, was added to the Code at the end of 2004 by the American Job Creation Act of 2004. Section 409A makes significant changes to the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. We intend to operate the Plan so that all grants under the Plan are exempt from Section 409A. The tax discussion above assumes that the Plan is in fact operating in this manner.

      The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, and participants are strongly urged to consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of participating in the Plan.

ACCOUNTING TREATMENT

      Restricted stock awards and RSUs will require a charge against our earnings representing the value of any benefit conferred, which may vary based upon the terms of the award and will be spread over any applicable restricted period.

      In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised), "Share Based Payment." This Statement, which is effective for interim or annual reporting periods that begin after June 15, 2005, revised Statement No. 123, "Accounting for Stock-Based Compensation," and requires that compensation costs related to share-based payment transactions, including stock options and RSUs, be recognized in the financial statements at their fair value on the date of grant spread over any applicable vesting period. This Statement will be effective for our fiscal quarter ending November 30, 2005.

NEW PLAN BENEFITS

      If the shareholders do not approve the Plan, any awards granted under the Plan will be void. The actual amounts that would be awarded under the Plan, including the actual benefits or amounts that would be received by or allocated to executive officers, directors, and non-executive officer employees, cannot be determined at this time because awards are not determined by an objective formula under the Plan. Similarly, the benefits or amounts that would have been awarded to executive officers, directors, and non-executive officer employees during fiscal 2004, if the Plan had been in effect, are not determinable.

EQUITY COMPENSATION PLAN INFORMATION

      The following information is provided as of November 30, 2004 with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

                                                                                                             (c)
                                                                                                    Number of securities
                                       (a)                                (b)                      remaining available for
                             Number of securities to               Weighted-average                 future issuance under
                             be issued upon exercise               exercise price of              equity compensation plans
                             of outstanding options,              outstanding options               (excluding securities
      Plan category            warrants and rights                warrants and rights             reflected in column (a))
---------------------------  -----------------------              -------------------             -------------------------
Equity compensation
  plans approved by
  security holders (1).....            4,266,529                        $ 3.43                                  67,041
Equity compensation
  plans not approved by
  security holders (2).....              169,786                        $ 4.52                                       0
                                       ---------                                                                ------
Total......................            4,436,315                                                                67,041
                                       =========                                                                ======

------------
(1) These plans consist of: (a) the 1991 Incentive Stock Option Plan, which terminated in 2001 except for the options granted before that date, (b) the 1993 Director Stock Option Plan, terminated in 1998, except for the options granted before that date, (c) the Somanetics Corporation 1997 Stock Option Plan, and (d) the outstanding Warrants granted to CorRestore LLC and its agent Wolfe & Company to purchase an aggregate of 2,120,000 common shares at

$3.00 a share in connection with the June 2, 2000 CorRestore License Agreement. Does not include the proposed 2005 Equity Incentive Plan described in Part II of this proxy statement.

(2) These plans consist of non-qualified options to purchase 169,786 common shares granted to 13 of our directors, officers, employees and advisors, including three current executive officers, one former executive officer and one current director, granted independent of our stock option plans (including one option granted in fiscal 2002 to purchase 100,000 common shares as an inducement essential to an new executive officer entering into an employment agreement with
us). The options are subject to anti-dilution adjustments.

      The options granted independent of our stock option plans were granted on December 22, 1995, January 5, 1996, April 24, 1997 and August 1, 2002. All of the options have vested, except for an option to purchase 100,000 common shares granted on August 1, 2002, which vests in one-third cumulative annual installments beginning August 1, 2003, and also 100% immediately 10 business days before or upon specified changes in control of us. Options granted to three current and former officers and vested at the time of termination of employment, continue to be exercisable until the original termination date notwithstanding such termination, unless such termination is for cause, in which case such options expire at the date of such termination. Other options expire at the date of termination of employment, unless extended in the discretion of the Compensation Committee of our Board of Directors.

      The non-plan options expire 10 years after they were granted, except for two options to purchase 21,500 common shares granted on December 22, 1995, which expire March 13, 2005. The exercise prices of these options, which were at least the fair market value of the underlying common shares on the date of grant, range from $2.30 to $13.125. At the time these options are exercised, the optionee must pay the full option price for all shares purchased:

      -     in cash, or

      - with the consent of the Compensation Committee or the Board of Directors, in its discretion, and to the extent permitted by applicable law,

            -     in common shares,

            - by a promissory note payable to the order of us that is acceptable to the Compensation Committee or the Board of Directors,

            - by a cash down payment and a promissory note for the unpaid balance,

            - subject to any conditions established by the Compensation Committee or the Board of Directors, by having us retain from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price,

            - by delivery to us of written notice of the exercise, in such form as the Compensation Committee or the Board of Directors may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to us full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker's sale of the shares or loan against them,

            - in such other manner as the Compensation Committee or the Board of Directors determines is appropriate, in its discretion.

      Specified consolidations, mergers, transfers of substantially all of our properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of common shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, their common shares, are each referred to as a "Transaction." If we engage in a Transaction, then each holder of a non-plan option after consummation of the Transaction will be entitled to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the holder would have received in the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction.

      In addition, in connection with a Transaction, the Compensation Committee or the Board of Directors, acting in its discretion without the consent of any holder of any non-plan option and regardless of any other provision of the option, may:

      - permit such options to be exercised in full for a limited period of time, after which all unexercised options and all rights of holders of such options would terminate,

      - permit such options to be exercised in full for their then remaining terms, or

      - require all such options to be surrendered to us for cancellation and payment to each holder in cash of the excess of the fair market value of the underlying common shares as of the date the Transaction is effective over the exercise price, less any applicable withholding taxes.

The Compensation Committee or the Board of Directors may not select an alternative for a holder that would result in his or her liability under Section 16(b) of the Exchange Act, without the holder's consent. If all of the alternatives have such a result, the Compensation Committee or Board of Directors will take action to put the holder in as close to the same position as he or she would have been in if one of the alternatives described above had been selected, but without resulting in any payment by the holder under Section 16(b) of the Exchange Act. With the consent of each holder, the Compensation Committee or Board of Directors may make such provision with respect to any Transaction as it deems appropriate.

      The options may not be transferred other than by will or by the laws of descent and distribution, and during the optionee's lifetime, the option is exercisable only by the optionee.

                               III. OTHER MATTERS

ANNUAL REPORT

      A COPY OF OUR ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2004 ACCOMPANIES THIS PROXY STATEMENT. WE FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2004 (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). ALL SUCH REQUESTS SHOULD BE DIRECTED TO SOMANETICS CORPORATION, 1653 EAST MAPLE ROAD, TROY, MICHIGAN 48083-4208, ATTENTION: INVESTOR RELATIONS DEPARTMENT.

INDEPENDENT ACCOUNTANTS

      Deloitte & Touche LLP are our independent accountants and have reported on the financial statements in our 2004 Annual Report to Shareholders, which accompanies this proxy statement. Our independent accountants are appointed by the Audit Committee of our Board of Directors. We will not select our independent accountants for the fiscal year ending November 30, 2005 until later in our fiscal year.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if she desires to do so. The representative will also be available to respond to appropriate questions.

      The following table presents aggregate fees billed for each of the years ended November 30, 2004 and 2003 for professional services rendered by Deloitte & Touche LLP in the following categories:

                                                                              Fiscal Year Ended
                                                                                November 30,
                                                                  ----------------------------------------
                                                                         2004                  2003
                                                                  ------------------    ------------------
Audit Fees (1)................................................    $           78,050    $           57,000
Audit-Related Fees............................................    $                0    $                0
Tax Fees (2)..................................................    $           46,200    $           45,000
All Other Fees................................................    $                0    $                0

---------------
(1) Consists of fees for the audit of our annual financial statements, review of financial statements included in our Form 10-Qs, and services provided in connection with our Registration Statements on Form S-8 in connection with increases in authorized shares under the 1997 Plan in fiscal 2003.

(2) Consists of tax return preparation fees.

      In accordance with Section 10A(i) of the Exchange Act, before Deloitte & Touche LLP is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at our 2006 Annual Meeting of Shareholders must be received by our Secretary at our offices, 1653 East Maple Road, Troy, Michigan 48083-4208, no later than November 4, 2005 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

      We must receive notice of any proposals of shareholders that are intended to be presented at our 2006 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, no later than January 18, 2006 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention:
Investor Relations Department. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

OTHER BUSINESS

      Neither we nor the members of our Board of Directors intend to bring before the annual meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and none of us has any present knowledge that other matters will be presented for action at the annual meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented by the proxy in accordance with their best judgment.

                                       By order of the Board of Directors
                                       Bruce J. Barrett
                                       President and Chief Executive Officer

Troy, Michigan
March 4, 2005

                                    EXHIBIT A

                             SOMANETICS CORPORATION
                            2005 STOCK INCENTIVE PLAN

1.    INTRODUCTION

      1.1   Purposes.

      The purposes of the Somanetics Corporation 2005 Stock Incentive Plan (this "Plan") are (1) to align the interests of the Company's shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (2) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

      1.2   Definitions.

      "Agreement" shall mean the written agreement evidencing an award under this Plan between the Company and the recipient of such award.

      "Board" shall mean the Board of Directors of the Company.

      "Change in Control" shall have the meaning set forth in Section 4.8(b).

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean the Board or the committee designated by the Board to perform any of the functions and duties of the Committee under the Plan.

      "Common Shares" shall mean the common shares, par value $.01 per share, of the Company.

      "Company" shall mean Somanetics Corporation, a Michigan corporation, or any successor to Somanetics Corporation.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean the average of the high and low transaction prices of a Common Share on The Nasdaq SmallCap Market on the date as of which such value is being determined or, if the Common Shares are not listed on The Nasdaq SmallCap, the average of the high and low transaction prices of a Common Share on the principal market on which the Common Shares are traded on the date as of which such value is being determined, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined,

Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

      "Incentive Stock Option" shall mean an option to purchase Common Shares that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an Incentive Stock Option.

      "Incumbent Board" shall have the meaning set forth in Section 4.8(b)(2).

      "Mature Shares" shall mean previously-acquired Common Shares for which the holder has good title, free and clear of all liens and encumbrances, and which such holder either (1) has held for at least six months or (2) has purchased on the open market.

      "Non Qualified Stock Option" shall mean an option to purchase Common Shares that is not an Incentive Stock Option.

      "Outstanding Common Shares" shall have the meaning set forth in Section 4.8(b)(1).

      "Outstanding Voting Securities" shall have the meaning set forth in
Section 4.8(b)(1).

      "Person" shall have the meaning set forth in Section 4.8(b)(1).

      "Restricted Stock" shall mean Common Shares that are subject to a Restriction Period.

      "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

      "Restricted Stock Unit" shall mean a right that entitles the holder to receive, upon vesting, one Common Share (which may be Restricted Stock) or cash in an amount equal to the Fair Market Value of one Common Share on the date of vesting.

      "Restricted Stock Unit Award" shall mean an award of Restricted Stock Units under this Plan.

      "Restriction Period" shall mean any period designated by the Committee during which (1) the Common Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (2) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

      "Stock Award" shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

      "Subsidiary" shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 25% of the combined voting power of the total outstanding equity interests of such entity.

      "Tax Date" shall have the meaning set forth in Section 4.5.

      "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

      1.3   Administration.

      This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (1) options to purchase Common Shares in the form of Incentive Stock Options or Non Qualified Stock Options, and (2) Stock Awards in the form of Restricted Stock or Restricted Stock Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Common Shares and the number of Restricted Stock Units subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and the regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (1) all or any outstanding options shall become exercisable in part or in full, or (2) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse. The Committee shall, subject to the terms of this Plan, interpret this Plan and its application and establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

      The Committee may, subject to the applicable law (including Section 162(m) of the Code and the regulations thereunder in the case of an award intended to be qualified performance-based compensation), delegate some or all of its power and authority under this Plan to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.

      No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority under this Plan, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation and/or Bylaws, and under any directors' and officers' liability insurance that may be in effect from time to time.

      A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (1) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (2) acts approved in writing by all of the members of the Committee without a meeting.

      1.4   Eligibility.

      Participants in this Plan shall consist of such officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, and persons expected to become officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, of the Company or a Subsidiary as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

      1.5   Shares Available.

            (a) Subject to adjustment as provided in Section 4.7, the number of Common Shares that shall be available for awards under this Plan shall be 600,000.

            (b) The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of substitute awards) and make adjustments if the number of Common Shares actually delivered differs from the number of shares previously counted in connection with an award. To the extent that Common Shares subject to an outstanding award granted under this Plan are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award by reason of (1) the expiration, termination, cancellation or forfeiture of such award, (2) the settlement of such award in cash, or (3) the delivery or withholding of Common Shares to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such Common Shares shall again be available under this Plan. This Section 1.5(b) shall apply to Incentive Stock Options only to the extent consistent with application Internal Revenue Service regulations relating to Incentive Stock Options under the Code.

            (c) Common Shares shall be made available from authorized and unissued Common Shares, or authorized and issued Common Shares reacquired and held as treasury shares or otherwise or a combination thereof.

            (d) To the extent necessary for an award to be qualified performance based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of Common Shares with respect to which options may be granted during any calendar year to any person shall be 300,000, subject to adjustment as provided in Section 4.7. All shares with respect to which an award is granted under this Plan shall be counted for purposes of the per-person share limitation of this Section 1.5(d), regardless of whether the recipient of the award does not realize the benefit of the award as a result of forfeiture, cancellation, expiration, termination or other event. If a stock option is modified after grant to reduce its exercise price, the modified stock option shall be treated as a newly granted stock option for purposes of this per-person share limitation, with the shares covered by both the original and the modified grant counting against the number of available shares under this per-person share limitation.

2.    STOCK OPTIONS

      2.1   Stock Options.

      The Committee may, in its discretion, grant options to purchase Common Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Common Shares with respect to which options designated as, or intended to be, Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the maximum amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

      Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

            (a) Number of Shares and Purchase Price. The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Common Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per Common Share shall not be less than the minimum price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

            (b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Common Shares.

            (c) Method of Exercise. An option may be exercised (1) by giving written notice to the Company specifying the number of whole Common Shares to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise,
      (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted irrevocable instructions to promptly deliver to the Company full payment for the Common Shares with respect to which the option is exercised from the proceeds of the stockbroker's sale of or loan against some or all of the Common Shares, or (D) any combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, and (2) by executing such documents as the Company may reasonably request. Any fraction of a Common Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

      2.2   Termination of Employment or Service.

      Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation, disposition or other treatment of an option upon a termination of employment or service with the Company of the holder of such option, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

      2.3   No Repricing of Awards.

      Notwithstanding anything in this Plan to the contrary and subject to
Section 4.7, without the approval of shareholders, the Committee will not amend or replace previously granted options in a transaction that constitutes a "repricing," as such term is used in the Nasdaq Stock Market Marketplace Rules and related interpretations or, if the Common Shares are not listed on The Nasdaq Stock Market, in the rules of the principal market on which the Common Shares are traded.

3.    STOCK AWARDS

      3.1   Stock Awards.

      The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Committee may grant Stock Awards under this Plan independently, in lieu of, or in conjunction with, any cash bonus award otherwise payable to an employee pursuant to any bonus or incentive plan maintained by the Company from time to time.

      3.2   Terms of Stock Awards.

      Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

            (a) Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Award or a Restricted Stock Unit Award, and the Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award, shall be determined by the Committee.

            (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Common Shares subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and for the forfeiture of all or a portion of the Common Shares subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period.

            (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 4.6, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Common Shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any Restriction Period (and the satisfaction of any continuation of employment or service requirements) applicable to a Restricted Stock Award or to a Restricted Stock Unit Award payable in whole or in part in Common Shares, in each case subject to the Company's right to require payment of any taxes in accordance with Section 4.5, a certificate or certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award.

            (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that a distribution with respect to

      Common Shares, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

            (e) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (1) shall specify whether such award may be settled in Common Shares (including Restricted Stock) or cash or a combination thereof and (2) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Common Shares subject to such award. Prior to the settlement of a Restricted Stock Unit Award in Common Shares, the holder of such award shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such award.

      3.3   Termination of Employment or Service.

      All of the terms relating to the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

4.    GENERAL

      4.1   Effective Date and Term of Plan.

      This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the shareholders of the Company approve the Plan within 12 months after its adoption by the Board of Directors. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the shareholders of the Company, this Plan and any awards granted under this Plan shall be null and void.

      4.2   Amendments.

      The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the regulations thereunder and any rule of The Nasdaq Stock Market or, if the Common Shares are not listed on The Nasdaq Stock Market, any rule of the principal market on which the Common Shares are then traded. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

      4.3   Agreement.

      Each award shall be evidenced by an Agreement executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed

Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

      4.4   Non-Transferability of Awards.

      Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

      4.5   Tax Withholding.

      The Company shall have the right to require, prior to the issuance or delivery of any Common Shares or the payment of any cash pursuant to an award made under this Plan, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. In the discretion of the Company (1) the Company may withhold whole Common Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (2) the holder may be permitted to satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an option, except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted irrevocable instructions to promptly deliver to the Company an amount (in addition to the option exercise price) equal to the withholding tax owing in respect of such option exercised from the proceeds of the stockbroker's sale of or loan against some or all of the Common Shares subject to the option, or (D) any combination of the foregoing. Any fraction of a Common Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

      4.6   Restrictions on Shares.

      Each award made under this Plan shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities market or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made under this Plan bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      4.7   Adjustment.

      In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Shares other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding award, the purchase price per security of each outstanding option, and the maximum number of securities with respect to which awards may be granted in any calendar year to any person shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive; provided, however, that no fractional shares shall be issued pursuant to the Plan, no awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding award.

      4.8   Change in Control.

            (a) Actions Upon A Change In Control. Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control, in the Committee's discretion, either (1) (a) all outstanding options shall immediately become exercisable in full, (b) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, and (c) there shall be substituted for each Common Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Common Share shall be converted pursuant to such Change in Control, if any; provided that in the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price, or (2) each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (a) in the case of an option, the number of Common Shares then subject to such option, multiplied by the excess, if any, of the greater of (I) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place, or (II) the Fair Market Value of a Common Share on the date of occurrence of the Change in Control. over the purchase price per Common Share subject to the option, and (b) in the case of a Restricted Stock Award or

      Restricted Stock Unit Award the number of Common Shares or the number of Restricted Stock Units, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Common Share on the date of occurrence of the Change in Control.

            (b) "Change in Control" shall mean:

                  (1) the acquisition by any individual, entity or group (a
            "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (1) the then outstanding Common Shares of the Company (the "Outstanding Common Shares") or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following:
            (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (3) of this
            Section 4.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Shares or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                  (2) individuals who, as of the date hereof, constitute the
            Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;

                  (3) the consummation of a reorganization, merger or
            consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Shares and the

            Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Common Shares, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Shares and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding Common Shares of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (4) the consummation of a plan of complete liquidation or
            dissolution of the Company.

      4.9   Deferrals.

      The Committee may determine that the delivery of Common Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made under this Plan shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

      4.10  No Right of Participation, Employment or Service.

      No person shall have any right to participate in this Plan. Neither this Plan nor any award made under this Plan shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability under this Plan.

      4.11  Rights as Shareholder.

      No person shall have any right as a shareholder of the Company with respect to any Common Shares or other equity security of the Company which is subject to an award under this

Plan unless and until such person becomes a shareholder of record with respect to such Common Shares or equity security.

      4.12  Designation of Beneficiary.

      If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding option granted under this Plan is exercisable after the holder's death, such beneficiary or beneficiaries shall be entitled to exercise such option pursuant to procedures prescribed by the Committee.

      Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

      If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option under this Plan held by such holder at the time of the holder's death, to the extent then or thereafter exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person, or as otherwise prescribed under the laws of descent and distribution.

      4.13  Governing Law.

      This Plan, each award under this Plan and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the other laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.

      4.14  Foreign Employees.

      Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

      4.15  Section 409A of the Code.

      Notwithstanding any other provision of the Plan, no award under the Plan shall have any terms or features (including, without limitation, terms or features relating to the type of award, time of or events triggering vesting, method of exercise or payment of withholding tax, method of settlement, form and timing of consideration payable in settlement, or deferral or other elections), whether at the time of grant or subsequent to the time of grant, that would cause the award to be nonqualified deferred compensation that fails to comply with the requirements under

Section 409A of the Code and the guidance and regulations issued thereunder. Moreover, notwithstanding any other provision of the Plan, no action may be taken by the Committee or the Board under or in respect of the Plan (including, without limitation, Plan amendments under Section 4.2 or adjustments under
Section 4.7) that would cause the Plan or any award under the Plan to be a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and the guidance and regulations issued thereunder.

                             SOMANETICS CORPORATION

                                      PROXY

    BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING APRIL 21, 2005. THIS PROXY IS
     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOMANETICS CORPORATION

      The undersigned hereby appoints Bruce J. Barrett and Mary Ann Victor, and each of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the common shares, par value $0.01 per share, of the undersigned in Somanetics Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 21, 2005, and at any and all adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND FOR
                                  PROPOSAL 2.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Director

                                 NOMINEE:

[ ]   FOR THE NOMINEE DR. JAMES I. AUSMAN

[ ]   WITHHOLD AUTHORITY FOR THE NOMINEE
          ______________________________________________________

                                                           FOR  AGAINST  ABSTAIN
2. Approval of the Somanetics Corporation 2005 Stock
   Incentive Plan, pursuant to which up to 600,000 common  [ ]    [ ]      [ ]
   shares are reserved for issuance.

3. In their discretion with respect to any other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED OR IF NO INSTRUCTION IS GIVEN.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder:____ Date:_____ Signature of Shareholder:____ Date:____

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DETROIT.1276691.10